UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 20, 2007
(Date of earliest event reported)

MICROS SYSTEMS, INC

(Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488

(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code: 443-285-6000

Section 8 - Other Events

Item 8.01 Other Events.

At a meeting on November 16, 2007, the registrant’s Board of Directors authorized the registrant to repurchase up to 1,000,000 shares of its common stock over the next three years. The registrant’s press release dated November 20, 2007, containing its announcement of the inception of this repurchase plan, is attached as Exhibit 99.1 to this Form 8-K.

Date: November 20, 2007

MICROS Systems, Inc.
(Registrant)

By: /s/ Gary C. Kaufman

Gary C. Kaufman
Executive Vice-President, Finance and Administration, and Chief Financial Officer

Exhibit 99.1 - Press Release